Exhibit 23.1 1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-215892, No. 333-263324, No. 333-266442, No. 333-287068) and Form S-3 (No. 333- 279867) of JELD-WEN Holding, Inc. of our report dated February 23, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K. /s/ PricewaterhouseCoopers LLP Charlotte, North Carolina February 23, 2026